EXHIBIT 23(17)(V)

                           TOUCHSTONE STRATEGIC TRUST

                         SPECIAL MEETING OF SHAREHOLDERS

                                 AUGUST 7, 2006

                    PROXY SOLICITED BY THE BOARD OF TRUSTEES

The undersigned, revoking all previous proxies, if any, with respect to the Shares (defined below), hereby appoints __________ and _____________ as proxies, each with full power of substitution, to vote at the Special Meeting of Shareholders (the "Special Meeting") of Touchstone Strategic Trust (the "Trust") with respect to the Value Plus Fund, a series of the Trust, to be held at 330 Broadway, Suite 1100, Cincinnati, OH 45202 on August 7, 2006 at 9:30 a.m. Eastern Time, and any adjournments or postponements thereof, all shares of beneficial interest ("Shares") on the proposal set forth on the reverse regarding: (i) the Agreement and Plan of Reorganization (the "Reorganization Agreement") between the Value Plus Fund and the Large Cap Core Equity Fund, also a series of the Trust, and (ii) any other matters properly brought before the Meeting.

THIS PROXY IS SOLICITED ON BEHALF OF THE TRUST'S BOARD OF TRUSTEES, AND MAY BE REVOKED PRIOR TO ITS EXERCISE BY FILING WITH THE SECRETARY OF THE TRUST AN INSTRUMENT REVOKING THIS PROXY OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY APPEARING IN PERSON AND VOTING AT THE MEETING.

THIS PROXY WILL, WHEN PROPERLY EXECUTED, BE VOTED AS DIRECTED HEREIN BY THE SIGNING SHAREHOLDER(S). IF NO CONTRARY DIRECTION IS GIVEN WHEN THE DULY EXECUTED PROXY IS RETURNED, THIS PROXY WILL BE VOTED FOR THE FOREGOING PROPOSAL AND WILL BE VOTED IN THE APPOINTED PROXIES' DISCRETION UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

                                       Dated:
                                               ---------------------------------

                                       Signature(s):
                                                      --------------------------

                                        The undersigned acknowledges receipt
                                        with this Proxy of a copy of the Notice
                                        of Special Meeting of Shareholders and
                                        the Proxy Statement of the Board of
                                        Trustees. Your signature(s) on this
                                        Proxy should be exactly as your name(s)
                                        appear on this Proxy. If the shares are
                                        held jointly, each holder should sign
                                        this Proxy. Attorneys-in-fact,
                                        executors, administrators, trustees or
                                        guardians should indicate the full title and capacity in which they are signing.

Please fill in box(es) as shown using black or blue ink or number 2 pencil. |X| PLEASE DO NOT USE FINE POINT PENS.

THE BOARD OF TRUSTEES OF TOUCHSTONE STRATEGIC TRUST RECOMMENDS A VOTE FOR THE PROPOSAL TO:

1. APPROVE THE AGREEMENT AND PLAN OF REORGANIZATION PROVIDING FOR THE TRANSFER OF THE ASSETS AND LIABILITIES OF THE VALUE PLUS FUND TO THE LARGE CAP CORE EQUITY FUND IN EXCHANGE FOR SHARES OF THE LARGE CAP CORE EQUITY FUND AND THE SUBSEQUENT LIQUIDATION OF THE VALUE PLUS FUND:

             |_|  For               |_|  Against            |_|  Abstain

                  PLEASE DATE, SIGN AND RETURN THIS CARD USING
                      THE ENCLOSED, POSTAGE-PAID ENVELOPE